EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated August 26, 2004 in this Registration Statement on Form SB-2 of Victory Eagle Resources, Corp.

We also consent to the reference to us under the heading "Experts" in such Document.

September 29, 2004

/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP

Houston, Texas